UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2013

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 26, 2013, United Therapeutics Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and as a lender, and Lung LLC (the “Guarantor”), a subsidiary of the Company which will guarantee the Company’s obligations under the Credit Agreement.  The Credit Agreement provides for a $75.0 million revolving loan facility, which amount may, under certain conditions, be increased by up to $75.0 million in the aggregate, subject to receipt of commitments from lenders for such increase.  The facility matures one year after the closing date of the Credit Agreement.  Amounts borrowed under the Credit Agreement are secured by certain investment securities placed by the Company in a collateral account.

At the Company’s option, the loan will bear interest at either the one-month LIBOR rate plus a margin equal to 0.50%, or a fluctuating base rate without any applicable margin.

The proceeds of borrowings under the Credit Agreement are available for general corporate purposes, including funding share repurchases under the Company’s ongoing $420 million share repurchase program.  Upon closing of the Credit Agreement on September 26, 2013, no amounts were drawn.

The Credit Agreement also contains customary affirmative and negative covenants that, among other things, limit the ability of the Company and the Guarantor to grant certain liens; enter into a merger, consolidation or amalgamation; liquidate, wind up or dissolve; or sell all or substantially all of their property, business or assets.  The Credit Agreement does not contain any financial covenants.

The Credit Agreement contains customary events of default, including a change of control.  Upon the occurrence and continuation of an event of default, all amounts due under the Credit Agreement and the other loan documents become (in the case of a bankruptcy event), or may become (in the case of all other events of default and at the option of the lenders), immediately due and payable.

The foregoing summary is qualified by reference to the copy of the Credit Agreement attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Exhibits

(d) Exhibits

	Exhibit No.	Description of Exhibit

10.1

Credit Agreement dated as of September 26, 2013, by and among the Company, the lenders party thereto from time to time, Wells Fargo Bank, National Association, as the Administrative Agent, and a subsidiary of the Company, as guarantor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: September 27, 2013	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

10.1

Credit Agreement dated as of September 26, 2013, by and among the Company, the lenders party thereto from time to time, Wells Fargo Bank, National Association, as the Administrative Agent, and a subsidiary of the Company, as guarantor